Exhibit p.3
                    CODE OF ETHICS
                          OF
           NORTHERN CAPITAL MANAGEMENT, LLC
          (Revised Effective August 25, 2000)


I. INTRODUCTION

   This Code of Ethics ("Code") is being adopted in compliance with the requirements of Sections 204A and 206 of the Investment Advisers Act of 1940 (the
   "Advisers  Act")  and  Rule  204-2  thereunder,  and
   Section  17  (j)  of the Investment Company  Act  of
   1940 (the "ICA") and Rule 17j-1 thereunder, to effectuate the purposes and objectives of these provisions.

   Section  204A  of  the  Advisers  Act  requires  the
   establishment  and  enforcement  of   policies   and
   procedures   reasonably  designed  to  prevent   the
   misuse   of   material  nonpublic   information   by
   investment advisors.  Such procedures are  contained
   in  this  Code.   The Code also contains  procedures
   with respect to personal securities transactions  of
   all   NORTHERN  CAPITAL  MANAGEMENT,   LLC   ("NCM")
   employees.   These procedures cover transactions  in
   a security in which the employee has a beneficial interest (as defined herein) or in accounts over which the employee exercises control as well as transactions by members of the employee's immediate family.

   Section  206  of the Advisers Act makes it  unlawful
   for  NCM  or  its agents or employees to employ  any
   device,  scheme, or artifice to defraud  any  client
   or  prospective  client or to engage in  fraudulent,
   deceptive,  or  manipulative practices.   Similarly,
   Section   17   (j)  of  the  ICA  and   Rule   17j-1
   thereunder,  prohibits NCM or an  affiliated  person
   of  NCM,  in connection with the purchase and  sale,
   directly  or  indirectly,  by  such  person   of   a
   security  held  or to be acquired  by  a  registered
   investment  company from (i) employing  any  device,
   scheme   or  artifice  to  defraud  such  registered
   investment   company,   (ii)   making   any   untrue
   statement of a material fact or omitting to state  a
   material  fact  necessary  in  order  to  make   the
   statements  made,  in  light  of  the  circumstances
   under  which they are made, not misleading, or (iii)
   engaging  in  fraudulent, deceptive or  manipulative
   practices    with   respect   to   such   registered
   investment  company.  This Code contains  provisions
   reasonably   necessary  to  prevent   persons   from
   engaging   in  acts  in  violation  of   the   above
   standards and procedures reasonably necessary to prevent violations of the Code.

   This  Code  is adopted by NCM's Board of  Directors.
   It  is  based upon the principle that the  officers,
   directors,   and  employees  of  NCM

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   and certain affiliated persons of NCM owe a fiduciary
   duty to, among others, NCM's clients to conduct their
   affairs,   including   their   personal   securities
   transactions,  in such manner to avoid  (i)  serving
   their  own  personal  interests  ahead  of  clients,
   (ii)   taking  inappropriate  advantage   of   their
   position   with  NCM,  and  (iii)  any   actual   or
   potential  conflicts of interest  or  any  abuse  of
   their  position  of trust and responsibility.   This
   fiduciary  duty includes the duty of the  Compliance
   Officer   of   NCM,  Joan  J.  Worden,   to   report
   violations of the Code to NCM's Board of Directors or senior management.

   By  complying  with  the Code, NCM's  employees  can
   minimize NCM's and their own personal exposure  from
   potential  violation  of laws  governing  securities
   transactions     and    fiduciary     relationships.
   Adherence  to  the  Code is  a  basic  condition  of
   employment by NCM.  Any questions about the Code  or
   its   applicability  to  a  particular   transaction
   should be directed to the Compliance Officer or a designated officer.


II.  POLICY STATEMENT ON INSIDER TRADING

   NCM forbids any officer, director, or employee from
   trading,  either personally or on behalf of  others,
   including  accounts  managed  by  NCM,  on  material
   nonpublic   information  (as  defined   herein)   or
   communicating  material  nonpublic  information   to
   others  in  violation of the law.  This  conduct  is
   frequently  referred to as "insider trading."  NCM's
   policy  applies  to  every  officer,  director,  and
   employee  and  extends  to  activities  within   and
   outside  their  duties at the firm.   Any  questions
   regarding NCM's insider trading safeguards should be referred to the Compliance Officer.

      The term "insider trading" is not defined in  the
   federal  securities laws but generally  is  used  to
   refer  to  the use of material nonpublic information
   to  trade  in securities (whether or not one  is  an
   "insider")   or   to  communications   of   material
   nonpublic information to others.

      While the law concerning insider trading is not static, it is generally understood that the law prohibits:

      1. trading by an insider while in possession of material nonpublic information; or

      2. trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

      3. communicating material nonpublic information to others.

   The  concept  of  "insider" is broad.   It  includes
   officers,  directors, and employees  of  a  company.
   In addition, a person can be a "temporary insider" if he or she enters into a

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   special confidential relationship in the conduct of a
   company's affairs and as a result is given access to
   information solely for the company's purposes.  A  temporary insider  can  include,  among  others,  a  company's
   attorneys,  accountants, consultants,  bank  lending
   officers,  and  the employees of such organizations.
   NCM  may become a temporary insider of a company  it
   advises  or  for  which it performs other  services.
   For  that to occur, the company must expect  NCM  to
   keep    the    disclosed    nonpublic    information
   confidential, and the relationship must at least imply such a duty before NCM will be considered an insider.

   Trading  on  inside information is not a  basis  for
   liability   unless  the  information  is   material.
   "Material  information"  generally  is  defined   as
   information   for  which  there  is  a   substantial
   likelihood   that   a  reasonable   investor   would
   consider   it  important  in  making  his   or   her
   investment   decisions  or   information   that   is
   reasonably certain to have a substantial  effect  on
   the  price  of a company's securities.   Information
   that   officers,  directors,  and  employees  should
   consider  material includes, but is not limited  to:
   dividend  changes,  earnings estimates,  changes  in
   previously  released earnings estimates, significant
   merger   or  acquisition  proposals  or  agreements,
   major   litigation,   liquidation   problems,    and
   extraordinary management developments.

   Information   is  nonpublic  until   it   has   been
   effectively  communicated to the  marketplace.   One
   must be able to point to some fact to show that  the
   information  is  generally  public.   For   example,
   information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services,
   The Wall Street Journal or other publications of general circulation would be considered public.

   Before  trading  for  yourself  or  others  in   the
   securities  of a company about which  you  may  have
   potential  inside  information,  ask  yourself   the
   following questions:

   *    Is the information material?
        -    Is  this information that an investor would
             consider important in making his or her investment
             decisions?
        _    Is this information that would substantially
             affect the market price of the securities if generally
             disclosed?
   *    Is the information nonpublic?
        _    How  and from whom has the information been
             obtained?
        _    To whom has this information been provided?
        _    Has the information been effectively communicated
             to the marketplace?

   If,  after  consideration of the above, you  believe
   that  the  information is material and nonpublic  or
   if   you  have  questions  concerning  whether   the
   information is material and nonpublic, you should take the following steps:

      1.   Report the matter immediately to the Compliance
           Officer or a designated officer.

      2. Do not purchase or sell the securities on behalf of yourself or others.

      3. Do not communicate the information inside or outside NCM, other than to the Compliance Officer or a designated officer.

      4. After the Compliance Officer or a designated officer has reviewed the facts, you will be given appropriate instructions.

   Information in your possession that you identify  as
   material  and  nonpublic may not be communicated  to
   anyone,  including  persons within  NCM,  except  as
   provided  above.  In addition, care should be  taken
   so  that  such information is secure.  For  example,
   files  containing material, nonpublic or proprietary
   information  should  be sealed; access  to  computer
   files   containing   such  information   should   be
   restricted.

   The  role  of the Compliance Officer is critical  to
   the   implementation   and  maintenance   of   NCM's
   policies  and  procedures against  insider  trading.
   NCM's  Compliance  Officer's supervisory  procedures
   can  be divided into two classifications: prevention
   of   insider   trading  and  detection  of   insider
   trading.   The strict observance of these procedures
   is   vital  since  penalties  for  trading   on   or
   communicating material nonpublic information can  be
   severe.   Apart from termination of employment  with
   NCM,  an  employee can be subject to  the  following
   penalties  even  if  he or she does  not  personally
   benefit   from  the  violation:  civil  injunctions,
   disgorgement    of    profits,    jail    sentences,
   substantial fines up to three times the profit gained or loss avoided.

   To  prevent  insider  trading, NCM  will  supplement
   this   discussion   with   timely   information   to
   familiarize  its employees with current developments
   and,  when  it has been determined that an  officer,
   director,  or employee of NCM has material nonpublic
   information,   implement   measures    to    prevent
   dissemination   of   such   information,   and,   if
   necessary,  restrict  employees  from  trading   the
   securities.

   To  detect  insider trading, the Compliance  Officer
   will  review  the personal trading activity  reports
   (as   described   below)  filed  by  each   officer,
   director, and employee and the trading activity of accounts managed by NCM.

III.  PROHIBITED TRANSACTIONS

   1. Certain Conduct.
      No  employee  shall engage in any  act,  practice,
      or  course  of  conduct which would  violate  the
      antifraud  provisions  of  Section  206  of   the
      Advisers  Act or Section 17 (j) of  the  ICA  set
      forth   above.    Nor  shall  any   employee   or
      affiliate of NCM sell to or purchase from a client any security or other property, except securities approved by the Investment Committee.

   2. Conflicting Transactions.
      No employee shall:
       (a) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

            (i) is "being actively considered for purchase or sale" by NCM or

            (ii) is "being purchased or sold" by any client
                 portfolio of NCM.

       (b) disclose to persons not employed by NCM the securities activities engaged in or contemplated for client portfolios of NCM.

      For purposes of this prohibition, the italicized terms have the following meanings:

          A  security is "being actively considered for
          purchase  or sale" or is "being purchased  or
          sold"  when  a recommendation to purchase  or
          sell   the   security  has  been   made   and
          communicated  by the Investment Committee  or
          other  NCM advisory personnel, which includes
          when  NCM has a pending "buy" or "sell" order
          with  respect to a security and, with respect
          to the person making the recommendation, when
          such person seriously considers making such a
          recommendation.   "Purchase  or  sale  of   a
          security" includes the writing of an option to purchase or sell a security.

          "Beneficial  ownership" shall be  as  defined
          in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the  Securities Exchange Act of 1934 and  the
          rules   and  regulations  thereunder.   These
          rules, generally speaking, encompass those situations where the beneficial owner has the right to enjoy some economic benefit from the
          ownership  of  the  security.   A  person  is
          normally regarded as
          the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.

   3.   Gifts.
        No  employee shall accept any gift or other thing
        of  more  than $100 in value from any  person  or
        entity  that does, or seeks to do, business  with
        or  on  behalf of NCM.  Gifts in excess  of  this
        value  must  either be returned to the  donor  or
        paid  for  by  the recipient.  It  is  not  NCM's
        intent  to  prohibit the everyday  courtesies  of
        business  life; therefore, employees  may  accept
        an     occasional    meal,    theater     ticket,
        entertainment, or sporting event that is an incidental part of a business meeting.

   4.   Initial Public Offerings.
        No   employee  or  any  member  of  his  or   her
        household  may  acquire  any  securities  in   an
        initial public offering. This prohibition is necessary to preclude any possibility of such person profiting from his or her position with NCM or NCM's relationships with its brokers.

   5.   Private Placements.
        No  employee  may  purchase any securities  in  a
        private placement, without prior approval of  the
        Compliance  Officer or other designated  officer.
        NCM  must maintain a record of any decision,  and
        the  reasons supporting the decision, to  approve
        the  acquisition by employees for at  least  five
        years  after the end of the fiscal year in  which
        the  approval is granted.  Any person  authorized
        to  purchase  securities in a  private  placement
        shall  disclose that investment when they play  a
        part  in any subsequent consideration by  NCM  of
        an   investment   in   the   issuer.    In   such
        circumstances,   NCM's   decision   to   purchase
        securities of the issuer shall be subject to independent review by advisory personnel with no personal interest in the issuer.

   6.   Service as a Director.
        No   employee  shall  serve  on  the   board   of
        directors of any publicly traded company  without
        prior  authorization of NCM's Board of Directors.
        Any  such  authorization shall be  based  upon  a
        determination that service on the board would  be
        consistent  with the interests of NCM's  clients.
        Where   board  service  is  approved,  NCM  shall
        implement a "Chinese Wall" or other appropriate procedures to isolate such person from NCM's advisory personnel making decisions relating to that company's securities.

   7.   United Asset Management Corporation Securities.
        No  NCM  employee  shall advise or  recommend  to
        clients  the  purchase or sale  of  United  Asset
        Management  Corporation ("UAM")  securities.   No
        employee
        exercising discretion shall purchase  or
        sell  for  a  client UAM securities, unless  such
        transaction  is  entirely  unsolicited  and   the
        employee has no role in evaluating the client's investment decision.

IV.  PERSONAL SECURITIES TRANSACTIONS

   1. Pre-clearance.
      Except as provided below, all NCM employees shall receive prior written approval from the Compliance Officer or other designated officer by the Board of Directors before purchasing or selling securities. See Exhibit D.

      Securities   which   are   not   being   actively
      considered for purchase or sale (as defined in Section III) by NCM or any client portfolio of NCM shall generally be entitled to clearance from the Compliance Officer (assuming the trade does not violate NCM's insider trading policy).

   2. Disclosure     of     Personal    Holdings     and
      Identification of Brokerage Accounts.
      (a) All employees shall disclose to the Compliance
          Officer all personal securities holdings upon the later of commencement of employment or the effective date of this Code and thereafter on an annual basis as of December 31. The initial report shall be made on the form attached as Exhibit A, and the annual report shall be submitted on Exhibit B to the Compliance Officer within 10 days of the calendar year-end. All personal securities transactions which are pre-cleared according to this Code must be conducted through brokerage accounts that have been identified to the Compliance Officer.

     (b) Employees must direct their brokers to deliver to NCM's Compliance Officer copies of all confirmations and statements related to their brokerage accounts.

     3. Reporting of Personal Securities Transactions.
        (a) Every employee shall report to the Compliance
            Officer the information described in the next paragraph with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Section III) in the security provided, however, an employee shall not be required to make a report with respect to transactions for any account over which such person does not have any direct influence.

          To assist an employee in determining whether he or she has a beneficial interest in a security, please review the examples attached as Appendix I.

        (b) Reports required to be made under this paragraph shall be made not later than 10 days after the end of the calendar quarter in which the transaction was effected. Every employee shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached as Exhibit C. The form contains the following information:

           i. the date of the transaction, the title, the interest rate and maturity date (if applicable), the security name, the ticker symbol, and the number of shares or principal amount of the security; and

           ii. the initials of the Compliance Officer or other designated person who signed the "preclearance request" form; and

          iii. the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition) and the security type (stock, bond, option, warrant, etc.); and

          iv. the price at which the transaction was effected and the aggregate amount of the transaction (shares multiplied by price); and

           v. the name of the broker, dealer, or bank with or through whom the transaction was effected, and

           vi. the date that the report is submitted.

        (c) The report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

        (d) Reports of personal securities transactions submitted to the Compliance Officer shall be confidential and shall be provided only to the officers and directors of NCM and when necessary, NCM's counsel or to regulatory authorities upon request.

   4. Compliance    Review   of   Personal    Securities
      Transaction Reports.

      NCM's  Compliance  Officer and  senior  management
      shall  review the duplicate brokerage  statements
      and   personal  securities  transactions  reports
      submitted by employees to determine compliance with the personal trading restrictions in the Code.

   5. Short-Term Trading.

      Employees   should   be  aware   that   short-term
      trading   (i.e.   within  60  days)   may   cause
      potential   conflicts  of   interest   with   NCM
      clients.  Where such trading indicates a  pattern
      of  abuse or an effort to capitalize on a  market
      impact  caused by a trade in one of NCM's  client
      portfolios,    the   Compliance    Officer    (in
      consultation with other officers or  counsel,  if
      necessary)   may   decline   to   approve    such
      transactions.

V.   TRANSACTIONS EXEMPTED FROM PRE-CLEARANCE PROCEDURES

     The following transactions and securities are exempt from the pre-clearance procedures described in Section IV:

     1. Purchases or sales effected in any account over which the employee has no direct influence or control.

     2. Purchases or sales which are not voluntary on the employee's part (i.e., stock splits, recapitalizations, and mergers).

     3. Purchases which are part of an automatic dividend reinvestment plan.

     4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     5.   Municipal securities.

     6.   Listed index options and futures contracts (S&P
          500 Index or DJIA).

     7. S&P 500 Depository Receipts (synthetic securities designed to mimic the S&P 500 Index).

     8. Gifts to charitable organizations (shares of stock).

     9.   U.S. government securities.

     10.  Bank certificates of deposit or commercial paper.

     11. Shares of open-end investment companies (mutual funds).


VI.CONFLICTS OF INTEREST

   Every  employee  of NCM shall notify the  Compliance
   Officer   of   any   personal  conflict   or   other
   relationship  which may involve NCM's clients,  such
   as   the  existence  of  any
   business  or  economic
   relationship between them. Notification should be made at the time any such conflict arises and in the Initial Report (Exhibit A) and Annual Report
   (Exhibit B) filed with the Compliance Officer.


VII.  REPORTING  OF  VIOLATIONS TO  THE  BOARD  OF DIRECTORS

   1. The Compliance Officer of NCM shall promptly report to the President or the Board of Directors all apparent violations of this Code and the reporting requirements thereunder.

   2. When the Compliance Officer of NCM finds that a transaction otherwise reportable to the Board of Directors under paragraph one of this section could not reasonably be found to have resulted in a fraud, deceit, or manipulative practice in violation of
         Section 206 of the Advisers Act or Rule 17j-1 under the ICA, she may, in her discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code in lieu of reporting the transaction to the President or Board of Directors.

   3. The Board of Directors shall consider reports made to it hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed. The President or Board of Directors will determine what action is appropriate for any breach of the Code, and possible actions may include reprimands, fines or assessments, removal from office, or suspension or termination of employment.


VIII.     ANNUAL REPORTING TO THE BOARD OF DIRECTORS

   The Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors of NCM and to the Board of Directors of any investment company for which NCM serves as investment adviser. Such report shall:

   (a) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

   (b) identify any violations requiring significant remedial action during the past year;

   (c) identify any recommended changes in the existing restrictions or procedures based upon NCM's experience under its Code, evolving industry practices, or developments in applicable laws or regulations, and

   (d)  certify   that  NCM  has  adopted   procedures
        reasonably necessary to prevent its employees from violating this code.


IX.  RETENTION OF RECORDS

   NCM  shall maintain this Code, a list of all persons
   required  to  make reports hereunder  from  time  to
   time,   a   copy   of   each   personal   securities
   transaction   report  made  by  an  employee,   each
   memorandum made by the Compliance Officer of NCM hereunder, and a record of known violations and actions taken as a result thereof in an easily accessible place for not less than 5 years.


X.   CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

   Every   NCM  employee  shall  certify  annually   on
      Exhibit B that he or she:

      (a) has read and understands the Code and recognizes that he or she is subject thereto;

      (b)  has complied with the requirements of the Code;
           and

      (c) has reported all conflicts of interest and personal securities transactions required to be reported pursuant to the requirements of the Code.

                                             Appendix I

                    CODE OF ETHICS
            EXAMPLE OF BENEFICIAL OWNERSHIP


  For  purposes of the Code of Ethics, you  will  be
  deemed to have a beneficial interest in a security
  if   you   have   the  opportunity,  directly   or
  indirectly,  to  profit or  share  in  any  profit
  derived   from  a  transaction  in  the  security.
  Examples   of  beneficial  ownership  under   this
  definition include:

  * securities you own, no matter how they are registered, and including securities held for you by others (for example, by a custodian or broker or by a relative, executor, or administrator) or that you have pledged to another (as security for a loan, for example);

  * securities held by a trust of which you are a beneficiary (except that, if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not be deemed to have a beneficial interest in securities held by the trust);

  * securities held by you as trustee or co-trustee, where either you or any member of your immediate family (i.e., spouse, children, or descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has a beneficial interest (using these rules) in the trust;

  * securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all the beneficiaries and have or participate in investment control;

  * securities held by any partnership in which you are a general partner, to the extent of your interest in partnership capital or profits;

  * securities held by a personal holding company controlled by you alone or jointly with others;

  * securities held by (i) your spouse (unless legally separated) or you and your souse jointly or (ii) your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household; or

  * securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

                    CODE OF ETHICS
            EXAMPLE OF BENEFCIAL OWNERSHIP


  You   will   not  be  deemed  to  have  beneficial
  ownership   of  securities  in  the   following
  situations:

  * securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio and

  * securities held by a foundation of which you are a trustee and donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.


  These examples are not inclusive. There are other circumstances in which you may be deemed to have a beneficial interest in a security. Any questions about whether you have a beneficial interest should be directed to NCM's Compliance Officer, Joan J. Worden, or NCM's President and Chief
  Investment Officer, Daniel T. Murphy.

                                            EXHIBIT "A"

                    CODE OF ETHICS
                    INITIAL REPORT

To the Compliance Officer:

1. I hereby acknowledge receipt of a copy of the Code of Ethics of Northern Capital Management, LLC ("NCM").

2. I have read and understand the Code and the policy concerning material nonpublic information contained therein and recognize that I am subject to the Code as an employee of NCM.

3.   I  have provided to NCM's Compliance Officer  the
     names and addresses of each investment account that I
     have with any broker-dealer, bank, or other firm  and
     have   directed  such  firms  to  deliver   duplicate
     confirmations and statements to NCM.

4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest or relationship which may involve NCM's clients, such as any economic relationship between my transactions and securities held or to be acquired by NCM clients or any other relationship (business or personal) between myself and any client of NCM.


5. As of the date below, I have a direct or indirect beneficial ownership in the following securities
     (attach additional sheets if necessary):

    Name of Security and    Number of                       Type of Interest
        Ticker Symbol      Shares Held    Account Name    (Direct or Indirect)

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

                                Signature:   ____________________________
                                Print Name:  ____________________________
                                Date:        ____________________________
*This report must be completed upon the latter of commencement of employment or the effective date of the Code and submitted to the Compliance Officer.

                                            EXHIBIT "A"
                                                 Page 2
                    CODE OF ETHICS
                    INITIAL REPORT

    Name of Security and    Number of                        Type of Interest
        Ticker Symbol     Shares Held     Account Name     (Direct or Indirect)


_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________


                                Signature:   ______________________________
                                Print Name:  ______________________________
                                Date:        ______________________________

                                            EXHIBIT "A"
                                                 Page 3
                    CODE OF ETHICS
                    INITIAL REPORT

                                                                                 Requested to Send
                                                           Direct or Indirect    Duplicate Confirms
     Name of Broker,     Exact Name & # of    Address of      Beneficial           and Statements
    Bank or other firm       Account          Custodian       Ownership              Yes/No
____________________________________________________________________________________________________
____________________________________________________________________________________________________
____________________________________________________________________________________________________
____________________________________________________________________________________________________




                                        Signature:   ______________________

                                        Print Name:  ______________________

                                        Date:        ______________________

                                            EXHIBIT "B"

                    CODE OF ETHICS
                     ANNUAL REPORT

To the Compliance Officer:

1. I have again read and understand the Code and certify that during the past year I have complied with the requirements of the Code, and I have reported to the Compliance Officer all securities transactions required to be reported under the Code.

2.  I  have provided to NCM's Compliance Officer  the
    names and addresses of each investment account that I
    have with any broker-dealer, bank, or other firm  and
    have   directed  such  firms  to  deliver   duplicate
    confirmations and statements to NCM.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest or relationship which may involve
    NCM's clients, such as any economic relationship between my transactions and securities held or to be acquired by NCM clients or any other relationship
    (business or personal) between myself and any client of NCM.



4. As of this year-end, I have a direct or indirect beneficial ownership in the following securities
    (attach additional sheets if necessary):

    Name of Security and    Number of                        Type of Interest
        Ticker Symbol      Shares Held     Account Name   (Direct or Indirect)

_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

                                Signature:   _____________________________
                                Print Name:  _____________________________
                                Date:        _____________________________

* This report must be completed within 10 days after the calendar year-end and submitted to the Compliance
   Officer.

                                            EXHIBIT "B"
                                                 Page 2
                    CODE OF ETHICS
                     ANNUAL REPORT

    Name of Security and    Number of                        Type of Interest
        Ticker Symbol     Shares Held     Account Name     (Direct or Indirect)


_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________



                                Signature:   __________________________
                                Print Name:  __________________________
                                Date:        __________________________

                                            EXHIBIT "B"
                                                 Page 3
                    CODE OF ETHICS
                     ANNUAL REPORT

                                                                                     Requested to
                                                                                    Send Duplicate
     Name of Broker,     Exact Name & # of    Address of   Direct or Indirect   Confirms and Statements
   Bank or other firm        Account           Custodian   Beneficial Ownership         Yes/No


_______________________________________________________________________________________________________
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________
_______________________________________________________________________________________________________





                                          Signature:   ____________________
                                          Print Name:  ____________________
                                          Date:        ____________________